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                                                                      Exhibit 21

                            IMX PHARMACEUTICALS, INC.

                              LIST OF SUBSIDIARIES

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                          NAME               JURISDICTION
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                   Mother2Be.com, Inc.        Florida
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                      Podiatrx, Inc.          Florida
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                        Deep, Inc.            Florida
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                      Sarah J., Inc.          Florida
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                      Big Lips, Inc.          Florida
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              The Federation Pharmacy, Inc.   Florida
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                      Someskin, Inc.          Florida
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                  Helpline of Boca, Inc.      Florida
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                     Proctozone, Inc.         Florida
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